EXHIBIT 99.1

IRONCLAD PERFORMANCE WEAR HIRES NEW CFO

Wall Street Veteran Executive to Lead
Financial Strategy

Los Angeles, CA - Ironclad Performance Wear Corporation, (ICPW.OB), a global high-performance gloves and apparel company, announced today that it has hired Wall Street veteran Avi Suriel as its new chief financial officer.

As the new chief financial officer, Suriel will lead the financial strategy of Ironclad as it grows it global markets by focusing on capital structure, budgeting, financial reporting, and communication with the investor community.

“We’re very fortunate to have attracted Avi Suriel to join our company. His background and credentials will be instrumental in fueling our growth through the development and management of a sound financial strategy,” said Ed Jaeger, president and chief executive officer.

With 20 years in finance and management, Suriel’s background includes positions at Merrill Lynch, Morgan Stanley & Smith Barney in research and investment banking. As a director at Smith Barney’s investment banking division, he was responsible for creating global investment banking opportunities by identifying leading companies for underwriting and corporate finance business. For the past few years, Avi Suriel was senior advisor for several start-ups and mid-sized companies, acting as COO, CFO and executive vice president for business development in the technology, consumer products and media sectors.

“Ironclad is an innovative and exciting company with outstanding product lines and on a wonderful reputation. I look forward to helping establish a solid financial position as we grow and create value for our shareholders,” Suriel said.

Tom Kreig, who served as Interim CFO of Ironclad since April 2007, will resume his role as vice president of finance, responsible for key accounting functions, treasury and controller duties.

About Ironclad Performance Wear Corporation
Ironclad, which created the performance work glove category in 1998, continues to leverage its leadership position in the construction and industrial markets through its expansion into the cross-over action sports and outdoor enthusiast markets. With its focus on innovation, design, advanced material science and durability, Ironclad engineers, manufactures and sells a comprehensive line of task-specific gloves and performance-fabric apparel. Ironclad’s products are available at hardware stores, home centers, industrial suppliers, lumber yards, and sporting goods retailers nationwide, and in Australia, Canada, Japan, Hungary, and the United Kingdom.

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company’s recent Securities and Exchange filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Ironclad:	Silver Public Relations:
Ed Jaeger, CEO	David Silver
(310) 643-7800 X106	(213) 488-6161

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